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                                                                    Exhibit 10.7

                           STRATEGIC MANAGEMENT TEAM
                              SEVERANCE AGREEMENT


  SEVERANCE AGREEMENT, dated as of January 1, 1997, by and between Cell
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Therapeutics, Inc., a Washington corporation ("CTI"), and Susan O. Moore (the
"Executive");

  WHEREAS, CTI recognizes the Executive's expertise in connection with Executive's employment by CTI;

  WHEREAS, CTI desires to provide certain severance pay to Executive upon the terms and conditions below, if the Executive's employment in position as Executive Vice President, Human Resource Development, is terminated for the reasons set forth herein; and

  NOW, THEREFORE, in consideration of the following promises, mutual agreements and covenants and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

Definition of Terms.
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Termination for "Cause" shall mean termination of the Executive's employment by
CTI because of the Executive's: (A) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, which shall include independently verified unremedied substance abuse involving drugs or alcohol; (B) action or inaction, which in the reasonable judgment of a majority of the Board of Directors of CTI, constitutes willful dishonesty, larceny, fraud or gross negligence by Executive in the performance of Executive's duties to CTI, or willful misrepresentation to shareholders, directors or officers of CTI; (C) material failure to comply with the provisions of the parties' Inventions and Proprietary Information Agreement (attached); (D) willful and repeated failure, after 10 business days notice, to materially follow the written policies of CTI; (E) failure, after 10 business days notice, to correct materially unsatisfactory or unacceptable work performance (including, but not limited to, technical or managerial incompetence, misrepresentation or concealment, negligent acts or omissions or willful misconduct); or (F) failure, after notice, to materially meet such business objectives as shall be mutually agreed to by the parties.

Resignation for "Good Reason" shall mean the resignation of the Executive after the following: (A) notice in writing is given to Executive of Executive's relocation, without the Executive's consent, to a place of business outside the Greater Puget Sound area, or (B) a substantial diminution of the Executive's responsibilities and compensation from those responsibilities in effect on the date hereof, disregarding change in title and any alterations in Executive's responsibilities which CTI imposes in response to any unsatisfactory or unacceptable work performance by Executive.

"Severance Date" shall mean the date specified in a written notice of termination from CTI to the Executive or the date which is the later of CTI's actual receipt of Executive's written notice of

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resignation or the effective date of resignation.

"Severance End Date" shall mean a date one (1) year from the Executive's Severance Date.

"Severance Pay" shall only mean the Executive's base salary at the Severance
Rate.

"Severance Rate" shall mean only the Executive's base salary in effect immediately prior to the Severance Date and shall not include any commissions or bonuses (unless already determined and awarded prior to the Severance Date), vacation pay, sick leave, or the like whatsoever.

1.   Termination of Employment.  Subject to the Executive's continuing
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     obligations under the parties' Inventions and Proprietary Information
     Agreement (attached):

     (a)  Termination for Cause; Death; Disability; Resignation Without Good
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          Reason.  If the Executive's employment is terminated by CTI for Cause
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          (as defined herein), or if the Executive resigns from employment hereunder, other than for Good Reason (as defined herein) or as a result of such Executive's death or disability (as defined in CTI's disability plan applicable to the Executive), the Executive shall be entitled only to receive: i) Severance Pay through and including the Severance Date; and ii) pay for all vacation time accrued as of the Severance Date.

     (b)  Termination Without Cause; Resignation for Good Reason.  If the
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          Executive's employment is terminated by CTI without Cause, or if the
          Executive resigns from Executive's employment for Good Reason, the Executive shall be entitled to receive Severance Pay plus pay for all vacation time accrued as of the Severance Date, such payment rendered as a series of payments in accordance with CTI's normal payroll procedures from the Severance Date to the Severance End Date. CTI shall continue to pay premiums to maintain any life insurance for Executive, existing and paid for by CTI as of the Severance Date until the Severance End Date. In addition, CTI shall reimburse the Executive for any costs incurred by the Executive in electing COBRA continuation coverage for the Executive and Executive's covered dependents under CTI's medical plan only for the period from the Severance Date until the earlier of: (1) a date twelve (12) months after the Severance Date; (2) a date on which the Executive is covered under the medical plan of another employer, which does not exclude pre-existing conditions; or (3) the Severance End Date. At Executive's sole cost and expense, Executive may elect to exercise any disability insurance conversion originally available to Executive under the then existing group or individual disability insurance policies. In the event of a breach of the Inventions and Proprietary Information Agreement, in addition to any other remedy available to CTI, CTI's obligation under this Section 1(b) shall terminate immediately.

          The Executive shall have no right under this Agreement or otherwise to receive any bonus, stock options, or other compensation awarded or benefits provided, determined or paid subsequent to the Severance Date to other employees of CTI, pro rata or otherwise. However, if Executive is terminated by CTI without Cause or the

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          Executive resigns from Executive's employment for Good Reason, all unvested stock option shares to which the Executive may have rights on the Severance Date shall accelerate and immediately vest, and if and only if, CTI is a privately held company on the Executive's Severance Date, CTI shall recommend to the Board of Directors to extend an exercise period from three (3) months to two (2) years after the Severance Date for stock options other than any incentive stock options in which the Executive may have rights on the Severance Date; provided however, should CTI stock become publicly traded during any extended stock option exercise period granted hereunder, Executive may only exercise stock options in which Executive may have rights during the three (3) month period following the date a corresponding S-8 registration statement is declared effective; or ii) the last day of the extended stock option exercise period. The decision to accept CTI's recommendation to extend the exercise period shall be within the sole discretion of the Board of Directors. If CTI Common Stock is publicly traded on the Severance Date, any exercise period will remain as provided for in the parties' corresponding Stock Option Agreement(s).

2.   Agreement Termination; Employment at Will.  This Agreement shall terminate
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     on the date of termination of the Executive's employment or, if applicable, the Severance End Date, but Executive's obligations under the attached Inventions and Proprietary Information Agreement shall continue in accordance with the terms and conditions therein. Although this Agreement sets forth certain rights and obligations of CTI and Executive if Executive's employment is terminated without Cause by CTI or if the Executive resigns for Good Reason from CTI, nothing in this Severance Agreement is intended to limit CTI's right or ability to terminate the Executive's employment with or without Cause at any time or the Executive's ability to resign Executive's employment with or without Good Reason. No term of this Severance Agreement shall be construed to conflict with or lessen Employee's obligations under the parties' Inventions and Proprietary Information Agreement (attached).

3.   Amendment; Waiver; Assignment.  This Agreement may not be modified, amended
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     or waived in any manner except by an instrument in writing signed by both parties. Any such modification, amendment or waiver on the part of CTI shall have been previously approved by the Board. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of any provision of this Agreement. This Agreement shall be binding upon any successor to CTI, by merger or otherwise. CTI may assign this Agreement to any of its affiliates. Executive may not assign the Agreement.

4.   Withholding.  Payments to the Executive of all compensation contemplated
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     under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes and similar deductions. Additionally, if the Executive owes any moneys to CTI on the Severance Date, Executive's signature below constitutes Executive's written consent to deduct from any Severance Pay amounts that the Executive owes CTI.

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5.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED,
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     CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
     WASHINGTON APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

6.   Supersedes Previous Agreements.  This Agreement supersedes all prior or
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     contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof. All such other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder.

7.   Voluntary Agreement.  Executive understands the significance and
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     consequences of this Agreement and acknowledges that CTI has not coerced
     Executive's acceptance thereof, and has signed this Agreement only after full reflection and analysis. Executive expressly confirms that the Agreement is to be given full force and effect according to all of its terms. Executive was advised to seek legal counsel prior to signing the Agreement.

  IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of CTI and by the Executive in Executive's individual capacity as of the date first written above.

CELL THERAPEUTICS, INC.

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
By:  /s/ J. Bianco                              By:  /s/ Susan O. Moore
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    James A. Bianco, MD                             Susan O. Moore

Title:   President and CEO                      Title:   EVP, Human Resources Development
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Date:                                           Date:                1/1/97
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Address:   201 Elliott Avenue West, Suite 400   Address:    2714 W. Hayes Street
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           Seattle, WA  98119                               Seattle, WA  98199
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